                                                                    EXHIBIT 99.1

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Discovery Laboratories, Inc.
New York, New York

  We have audited the accompanying consolidated balance sheet of Discovery Laboratories, Inc. and subsidiary (a development stage company) as at December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the two years ended December 31, 1996, and the period from May 18, 1993 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the financial position of Discovery Laboratories, Inc. and subsidiary at December 31, 1996 and the results of their operations and their cash flows for the two years ended December 31, 1996, and the period from May 18, 1993 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.

                                               Richard A. Eisner & Company, LLP

New York, New York
February 12, 1997

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,   JUNE 30,
                                                                       1996         1997
                                                                   ------------  -----------
                                                                                 (UNAUDITED)
                             ASSETS
                             ------
Current assets:
  Cash and cash equivalents......................................  $ 4,336,000   $ 1,478,000
  Investments in United States government obligations............   13,064,000    13,319,000
  Prepaid expenses...............................................       19,000        35,000
                                                                   -----------   -----------
    Total current assets.........................................   17,419,000    14,832,000
Computer equipment, net of depreciation (Note B).................       69,000       115,000
Licenses, net of amortization (Note E)...........................      701,000
                                                                   -----------   -----------
    TOTAL........................................................  $18,189,000   $14,947,000
                                                                   ===========   ===========
              LIABILITIES AND STOCKHOLDERS' EQUITY
              ------------------------------------
Liabilities:
  Accrued expenses...............................................  $   231,000   $   296,000
                                                                   -----------   -----------
Minority interest in preferred stock of subsidiary (Note G)......    2,200,000     2,200,000
                                                                   -----------   -----------
Commitments and contingencies (Notes E and G)
Stockholders' equity (Notes F, H and I):
  Series A convertible preferred stock, $.001 par value;
   7,000,000 shares authorized; 2,200,256 shares issued and
   outstanding (liquidation preference $29,703,000)..............        2,000         2,000
  Other preferred stock, $.001 par value; 3,000,000 shares
   authorized; none issued and outstanding.......................
  Common stock, $.001 par value, 50,000,000 shares authorized,
   6,712,256 shares issued and outstanding.......................        7,000         7,000
  Additional paid-in capital.....................................   19,003,000    18,992,000
  Deficit accumulated during the development stage...............   (3,254,000)   (6,550,000)
                                                                   -----------   -----------
    Total stockholders' equity...................................   15,758,000    12,451,000
                                                                   -----------   -----------
    TOTAL........................................................  $18,189,000   $14,947,000
                                                                   ===========   ===========

                See accompanying notes to financial statements.

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  MAY 18, 1993                            MAY 18,
                               YEAR ENDED         (INCEPTION)     SIX MONTHS ENDED         1993
                              DECEMBER 31,             TO             JUNE 30,          (INCEPTION)
                          ----------------------  DECEMBER 31,  ----------------------  TO JUNE 30,
                            1995        1996          1996        1996        1997         1997
                          ---------  -----------  ------------  ---------  -----------  -----------
                                                                     (UNAUDITED)        (UNAUDITED)
Interest income.........  $          $   205,000  $   205,000   $          $   306,000  $   511,000
                          ---------  -----------  -----------   ---------  -----------  -----------
Expenses:
  Research and
   development..........               2,740,000    2,740,000      22,000    2,257,000    4,997,000
  General and
   administrative.......     17,000      692,000      710,000       9,000    1,345,000    2,055,000
  Interest..............                  11,000       11,000       2,000                    11,000
                          ---------  -----------  -----------   ---------  -----------  -----------
    Total expenses......     17,000    3,443,000    3,461,000      33,000    3,602,000    7,063,000
                          ---------  -----------  -----------   ---------  -----------  -----------
                            (17,000)  (3,238,000)  (3,256,000)    (33,000)  (3,296,000)  (6,552,000)
Minority interest in net
 loss of subsidiary.....                   2,000        2,000                                 2,000
                          ---------  -----------  -----------   ---------  -----------  -----------
NET (LOSS)..............  $ (17,000) $(3,236,000) $(3,254,000)  $ (33,000) $(3,296,000) $(6,550,000)
                          =========  ===========  ===========   =========  ===========  ===========
Pro forma net (loss) per
 share..................  $    (.01) $      (.65)               $    (.01) $      (.42)
                          =========  ===========                =========  ===========
Pro forma weighted
 average common shares
 outstanding............  1,714,766    4,943,768                3,028,329    7,836,363
                          =========  ===========                =========  ===========


                See accompanying notes to financial statements.

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                         DEFICIT
                                                                                       ACCUMULATED
                            COMMON STOCK   PREFERRED STOCK      STOCK     ADDITIONAL   DURING THE
                          ---------------- ---------------- SUBSCRIPTIONS   PAID-IN    DEVELOPMENT
                           SHARES   AMOUNT  SHARES   AMOUNT  RECEIVABLE     CAPITAL       STAGE        TOTAL
                          --------- ------ --------- ------ ------------- -----------  -----------  -----------
Issuance of common
 shares, May 1993.......  1,132,500 $1,000           $         $(2,000)   $     1,000  $            $         0
Net loss................                                                                    (1,000)      (1,000)
Expenses paid on behalf
 of the Company.........                                         1,000                                    1,000
                          --------- ------ --------- ------    -------    -----------  -----------  -----------
Balance--December 31,
 1993...................  1,132,500  1,000                      (1,000)         1,000       (1,000)           0
Net loss................                                                                         0            0
Expenses paid on behalf
 of the Company.........                                             0                                        0
                          --------- ------ --------- ------    -------    -----------  -----------  -----------
Balance--December 31,
 1994...................  1,132,500  1,000                      (1,000)         1,000       (1,000)           0
Issuance of common
 shares, February 1995..    367,500  1,000                      (1,000)                                       0
Net loss................                                                                   (17,000)     (17,000)
Payment on stock
 subscriptions..........                                         2,000                                    2,000
Expenses paid on behalf
 of the Company.........                                                       18,000                    18,000
                          --------- ------ --------- ------    -------    -----------  -----------  -----------
Balance--December 31,
 1995...................  1,500,000  2,000                           0         19,000      (18,000)       3,000
Issuance of common
 shares, March 1996.....  2,750,000  3,000                                      3,000                     6,000
Issuance of private
 placement units August,
 October and November
 1996...................  2,200,256  2,000 2,200,256  2,000                18,932,000                18,936,000
Issuance of common
 shares for cash and
 compensation, September
 1996...................    212,000                                            42,000                    42,000
Exercise of Stock
 Options, July and
 October 1996...........     50,000                                             7,000                     7,000
Net loss................                                                                (3,236,000)  (3,236,000)
                          --------- ------ --------- ------    -------    -----------  -----------  -----------
Balance--December 31,
 1996...................  6,712,256  7,000 2,200,256  2,000          0     19,003,000   (3,254,000)  15,758,000
Private placement
 expenses...............                                                      (11,000)                  (11,000)
Net loss................                                                                (3,296,000)  (3,296,000)
                          --------- ------ --------- ------    -------    -----------  -----------  -----------
BALANCE--JUNE 30, 1997
 (UNAUDITED)............  6,712,256 $7,000 2,200,256 $2,000    $     0    $18,992,000  $(6,550,000) $12,451,000
                          ========= ====== ========= ======    =======    ===========  ===========  ===========

                See accompanying notes to financial statements.

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  MAY 18, 1993                          MAY 18, 1993
                               YEAR ENDED         (INCEPTION)     SIX MONTHS ENDED      (INCEPTION)
                              DECEMBER 31,             TO             JUNE 30,               TO
                          ----------------------  DECEMBER 31,  ----------------------    JUNE 30,
                            1995        1996          1996        1996        1997          1997
                          --------  ------------  ------------  ---------  -----------  ------------
                                                                     (UNAUDITED)        (UNAUDITED)
Cash flows from
 operating activities:
 Net loss...............  $(17,000) $ (3,236,000) $ (3,254,000) $ (33,000) $(3,296,000) $ (6,550,000)
 Adjustments to
  reconcile net loss to
  net cash (used in)
  operating activities:
 Write-off of acquired
  research and
  development supplies..               2,200,000     2,200,000                             2,200,000
 Write-off of licenses..                                                       683,000       683,000
 Depreciation and
  amortization..........                  24,000        24,000                  24,000        48,000
 (Increase) in prepaid
  expenses..............                 (18,000)      (18,000)                (16,000)      (35,000)
 Increase in accrued
  expenses..............                 230,000       230,000                  65,000       296,000
 Expenses paid on behalf
  of company............    17,000                      18,000                                18,000
 Employee stock
  compensation..........                  42,000        42,000                                42,000
                          --------  ------------  ------------  ---------  -----------  ------------
  Net cash (used in)
   operating activities.         0      (758,000)     (758,000)   (33,000)  (2,540,000)   (3,298,000)
                          --------  ------------  ------------  ---------  -----------  ------------
Cash flows from
 investing activities:
 Acquisition of computer
 equipment..............                 (83,000)      (83,000)                (52,000)     (135,000)
 Acquisition of license.                (711,000)     (711,000)  (111,000)                  (711,000)
 Purchase of investments
  in United States
  government
  obligations...........             (13,064,000)  (13,064,000)             (2,613,000)  (15,677,000)
 Redemption of
  investments in United
  States government
  obligations...........                                                     2,358,000     2,358,000
                          --------  ------------  ------------  ---------  -----------  ------------
  Net cash (used in)
   investing activities.             (13,858,000)  (13,858,000)  (111,000)    (307,000)  (14,165,000)
                          --------  ------------  ------------  ---------  -----------  ------------
Cash flows from
 financing activities:
 Private placement of
  units, net of
  expenses..............              18,936,000    18,936,000                 (11,000)   18,925,000
 Payment on stock
  subscriptions and
  proceeds on issuance
  of common stock.......     3,000        13,000        16,000      5,000                     16,000
 Short-term borrowings..                                          150,000
                          --------  ------------  ------------  ---------  -----------  ------------
  Net cash provided by
   (used in) financing
   activities...........     3,000    18,949,000    18,952,000    155,000      (11,000)   18,941,000
                          --------  ------------  ------------  ---------  -----------  ------------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............     3,000     4,333,000     4,336,000     11,000   (2,858,000)    1,478,000
Cash and cash
 equivalents--beginning
 of period..............         0         3,000             0      3,000    4,336,000             0
                          --------  ------------  ------------  ---------  -----------  ------------
CASH AND CASH
 EQUIVALENTS--END OF
 PERIOD.................  $  3,000  $  4,336,000  $  4,336,000  $  14,000  $ 1,478,000  $  1,478,000
                          ========  ============  ============  =========  ===========  ============

                See accompanying notes to financial statements.

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

  (UNAUDITED WITH RESPECT TO INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX-
             MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 30, 1996)

(NOTE A)--THE COMPANY AND BASIS OF PRESENTATION:

  Discovery Laboratories, Inc. (the "Company") was incorporated in Delaware on May 18, 1993 as MicroBio, Inc. The Company is a development stage company formed to license and develop pharmaceutical products to treat a variety of human diseases. The consolidated financial statements include the accounts of the Company and its 75% owned subsidiary Acute Therapeutics, Inc. (see Note
G). Intercompany balances and transactions have been eliminated. No allocation of the subsidiary's net loss has been attributed to the minority interest since the accumulated losses exceed the minorities' common equity interest.

  In November 1996 the Company completed a private placement of its securities and received aggregate net proceeds of approximately $19,000,000 (see Note F).

(NOTE B)--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 [1] Cash and cash equivalents:

  The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

 [2] Investments in United States Government obligations:

  The investments in United States Government obligations are comprised of securities which are available for sale and are recorded at fair value with any appreciation/depreciation recorded in the statement of operations.

 [3] Computer equipment:

  Computer equipment is recorded at cost. Depreciation is computed using the straight-line method over the useful lives of the assets (five years).

 [4] Licenses:

  Through March 1997 licenses were capitalized and were being amortized on a straight-line basis over their respective terms of 15 to 17 years. During the quarter ended June 30, 1997, the Company determined that since they will not pursue any alternative uses for the licenses, that all license costs would be written off as research and development costs.

 [5] Research and development:

  Research and development costs are charged to operations as incurred.

 [6] Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 [7] Long-lived assets:

  In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company records impairment losses

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

on long-lived assets used in operations, including intangible assets, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such losses have been recorded.

 [8] Stock-based compensation:

  During 1996, the Company adopted Statement of Financial Accounting Standards, No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its employee stock option incentive plans. See Note H to the financial statements for further information.

 [9] Net loss per share:

  Pro forma net loss per share is computed based on the weighted average number of common shares outstanding for the periods adjusted to reflect the number of shares of Ansan Pharmaceuticals, Inc. common stock issuable to the common stockholders of the Company upon consummation of the merger (Note J). Common stock equivalents are not included in the calculation of net loss per share as the effect would be anti-dilutive.

 [10] Interim financial statements:

  In the opinion of management, the interim financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company's financial position at June 30, 1997 and results of operations and cash flows for the six-month period ended June 30, 1997. The financial statements as of June 30, 1997 and for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

 [11] Recent accounting pronouncements:

  Recently issued accounting pronouncements concerning disclosure of information about capital structure, reporting comprehensive income and disclosure about segments of an enterprise and related information are not expected to have a material effect on the presentation of the Company's financial statements, the recent pronouncement on earnings per share provides a simplified method for computing loss per share and will require retroactive restatement when effective.

(NOTE C)--EMPLOYMENT AGREEMENTS:

  An employment agreement with the Company's president provides for an annual salary of $175,000 through April 1999. Employment agreements with two executive officers provide for aggregate annual salaries of $295,000 through December 1999, subject to certain increases.

(NOTE D)--INCOME TAXES:

  At June 30, 1997, the Company has available for federal income tax purposes net operating loss carryforwards of approximately $1,600,000 expiring through 2011, that may be used to offset future taxable income.

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  The principal difference between the deficit accumulated during the development stage for financial reporting purposes and the net operating loss carryforward for tax purposes is primarily due to the write-off of the acquired research and development supplies and to certain general and administrative costs which are not currently deductible for tax purposes. The Company has provided a valuation reserve against the full amount of the deferred tax asset of $2,590,000 arising from net operating loss benefit of approximately $640,000, the research and development write-off of approximately $1,130,000 and general and administrative costs of approximately $820,000 since the likelihood of realization cannot be determined. The valuation reserve increased by approximately $1,223,000 and $7,000 for the years ended December 31, 1996 and December 31, 1995, respectively and approximately $1,360,000 for the six months ended June 30, 1997. Pursuant to
Section 382 of the Internal Revenue Code, the utilization of this carryforward may be limited due to ownership changes which have occurred or may occur.

(NOTE E)--LICENSE AGREEMENTS:

  [1] The Company entered into a license agreement with the Charlotte-Mecklenburg Hospital Authority for the use of the active compound in SuperVent, a therapy which the Company is clinically testing. The Company paid a license issue fee of $86,400 and has agreed to pay royalties on future sales and to pay future patent- related costs. The license expires upon expiration of the underlying patents.

  [2] The Company entered into a license agreement with the Wisconsin Alumni Research Foundation ("WARF") for the use of the patented compound ST-630 in the treatment of post-menopausal osteoporosis. The Company paid WARF an option fee of $25,000 in June 1996 and a license issue fee of $400,000 in October 1996 and is obligated to make future milestone payments aggregating $3,095,000 and pay royalties on future sales. The license expires upon expiration of the underlying patents.

  [3] See Note G[1] with respect to a sublicense agreement with Johnson & Johnson, Inc.

(NOTE F)--PRIVATE PLACEMENT:

  Pursuant to a private placement memorandum, the Company offered for sale units, each unit consisting of 50,000 shares of Series A convertible preferred stock and 50,000 shares of common stock. Preferred stockholders have voting rights based upon the number of shares of common stock issuable upon conversion of the preferred shares. Each share of preferred stock is initially convertible at the option of the holders thereof into four shares of common stock of the Company. The conversion rate will be adjusted under certain circumstances as described in the private placement memorandum. From August 1996 through November 1996, the Company received net proceeds of approximately $19,000,000 for the sale of approximately 44 units.

  Paramount Capital, Inc. ("Paramount") acted as the placement agent for the offering and received a 9% commission plus a 4% nonaccountable expense allowance aggregating $2,860,332. The Company also issued to Paramount warrants to acquire 220,026 shares of Series A preferred stock at a price of $11 per share, through November 8, 2006 and warrants to acquire 220,026 shares of common stock at a price of $.25 per share, through November 8, 2006. The warrants contain certain anti-dilution provisions and may be exercised on a "net exercise" basis pursuant to a provision that does not require the payment of any cash to the Company.

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(NOTE G)--INVESTMENT IN ACUTE THERAPEUTICS, INC.:

 [1] Formation of Acute Therapeutics, Inc.:

  On October 28, 1996, the Company invested $7.5 million in a newly formed subsidiary, Acute Therapeutics, Inc. ("ATI"), in exchange for 600,000 shares of Series A convertible preferred stock of ATI, representing 75% of the outstanding voting securities of ATI following such transaction.

  Concurrently with the Company's investment in ATI, Johnson & Johnson, Inc. ("J & J"), Ortho Pharmaceuticals, Inc. (a wholly-owned subsidiary of J & J), and ATI entered into an agreement (the "J & J License Agreement") granting an exclusive license of KL4-Surfactant technology to ATI in exchange for certain license fees ($200,000 of which was paid in November 1996), milestone payments aggregating $2,750,000, royalties and 40,000 shares of ATI common stock. J & J contributed its KL4-Surfactant raw material inventory and manufacturing equipment to ATI in exchange for 2,200 shares of nonvoting Series B preferred stock of ATI having a $2.2 million liquidation preference and a $100 per share cumulative dividend. The inventory and equipment were valued at $2,200,000 (the value of the preferred shares issued to J & J) and were charged to expense as their intended use is for research and development activities. The Scripps Research Institute received 40,000 shares of common stock of ATI in exchange for its consent to the J & J License Agreement.

  The founders of ATI purchased an aggregate of 120,000 shares of ATI common stock for $.01 per share and were granted options to purchase an aggregate of 44,800 shares of common stock of ATI at an exercise price of $.01 per share vesting after a five-year term, subject to acceleration and 40,000 shares of common stock of ATI at an exercise price of $.32 per share vesting in April 1997.

 [2] Commitments:

  ATI entered into a four-year employment agreement with its President, Chief Executive Officer and Chairman of the Board of Directors providing for a base salary of $225,000 per year plus an initial sign-on bonus of $50,000 to be paid the first week of January 1997, plus certain incentive bonuses.

  ATI also entered into a three year employment agreement with an officer providing for an annual salary of $200,000 and various two-year consulting agreements providing for aggregate annual fees of $300,000 plus royalties on net commercial sales of licensed products sold by ATI or its sublicensees and an 18-month consulting agreement providing for monthly fees of $7,500.

  ATI leases its office and laboratory space pursuant to an operating lease requiring aggregate annual payments of approximately $67,000 through November 2001.

 [3] ATI stock option plan:

  ATI adopted the 1996 Stock Option/Stock Issuance Plan (the "ATI Plan") consisting of a Discretionary Option Grant program for employees and an Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible nonemployee directors to purchase shares of common stock, in either case at an exercise price equal to at least 85% of the fair market value of the common stock on the grant date. Under the Discretionary Option Grant program, options will be granted to employees either as incentive stock options or nonstatutory options and will vest over a specified period of time (generally three to five years) as determined by the ATI Board of Directors. ATI has reserved 234,800 shares of common stock for issuance under these plans. Options for 173,800 shares of common stock have been granted through January 1997.

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(NOTE H)--STOCK OPTIONS:

  In November 1996, the Company adopted its 1996 Stock Option/Stock Issuance Plan which includes three equity programs (the "Discovery Plan"). Under the Discretionary Option Grant Program, options to acquire shares of the Company's common stock may be granted to eligible persons who are employees, nonemployee directors, consultants and other independent advisors. Pursuant to the Stock Issuance Program, such eligible persons may be issued shares of the Company's common stock directly and under the Automatic Option Grant Program, eligible directors will automatically receive option grants at periodic intervals. The maximum number of shares of common stock which maybe issued over the term of plan shall not exceed 1,250,000.

  In July and August, 1996, options to purchase 100,000 shares of the Company's common stock were granted (all of which were immediately exercisable), with a weighted average exercise price of $.125 per share. Options to purchase 25,000 shares at $.10 per share were exercised in July 1996 and options to purchase 25,000 shares at $.20 per share were exercised in November 1996.

  The Company applies APB 25 in accounting for the Discovery Plan and the ATI Plan and, accordingly, recognizes compensation expense for the difference between the fair value of the underlying common stock and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss is not necessarily representative of the effects on reported net income or loss for future years due to, among other things, (1) the vesting period of the stock options and the (2) fair value of additional stock options in future years. Had compensation cost for the Company's stock option plans been determined based upon the fair value of the options at the grant date of awards under the plans consistent with the methodology prescribed under SFAS No. 123, the Company's net loss for the year ended December 31, 1996 and the six months ended June 30, 1997 would have been approximately $3,248,000 or $.77 per share and $2,688,000 or $.40 per share, respectively. The fair value of the options granted are estimated as $.06 and $.07 per share for the Discovery Plan and the ATI Plan, respectively for the year ended December 31, 1996 and $.10 per share for the six months ended June 30, 1997, on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield 0%, volatility of 0%, risk-free interest rate of 6.7% for 1996 and 7% for 1997, and expected life of ten years.

  Additional information with respect to the Discovery Plan stock option activity is summarized as follows:

                                                         WEIGHTED-  WEIGHTED-
                                                          AVERAGE    AVERAGE
                                                         EXERCISE  CONTRACTUAL
                                                SHARES     PRICE      LIFE
                                                -------  --------- -----------
      Outstanding at January 1, 1996...........       0
        Options granted........................ 100,000    $.125     10 years
        Options exercised...................... (50,000)     .15     10 years
                                                -------
      Outstanding December 31, 1996............  50,000      .10    9.1 years
        Options granted........................ 651,917      .20     10 years
                                                -------
      Outstanding June 30, 1997................ 701,917      .20    9.7 years
                                                =======
        Options exercisable at June 30, 1997... 468,917      .20    9.7 years
                                                =======

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  Additional information with respect to the ATI Plan stock option activity is summarized as follows:

                                                           WEIGHTED-  WEIGHTED-
                                                            AVERAGE    AVERAGE
                                                           EXERCISE  CONTRACTUAL
                                                  SHARES     PRICE      LIFE
                                                  -------  --------- -----------
      Outstanding at January 1, 1996.............       0
        Options granted.......................... 168,800    $.25      10 years
                                                  -------
      Outstanding December 31, 1996.............. 168,800     .25     9.8 years
        Options granted..........................  28,000     .68      10 years
        Options exercised........................  (2,000)    .32      10 years
                                                  -------
      Outstanding June 30, 1997.................. 194,800     .32     9.4 years
                                                  =======
        Options exercisable at June 30, 1997.....  53,250     .50     9.8 years
                                                  =======

(NOTE I)--STOCKHOLDERS' EQUITY:

  Common shares reserved for issuance:

  The Company has reserved shares of common stock for issuance upon conversion of preferred stock and exercise of options as follows:

      (i)   Preferred stock (Note F) (1)............................  17,602,048
      (ii)  Stock option plan--Discovery Plan.......................   1,200,000
      (iii) Placement agent warrants (Note F):
            Conversion of preferred stock...........................     880,103
            Common stock............................................     220,026

--------
(1) Number of shares issuable assuming maximum conversion rate adjustment.

                  DISCOVERY LABORATORIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(NOTE J)--SUBSEQUENT EVENT:

  On July 16, 1997 the Company entered into an agreement and plan of reorganization and merger with Ansan Pharmaceuticals, Inc. ("Ansan"). Upon completion of the merger, which is subject to various conditions, including the approval of the stockholders of both companies, the Company's stockholders will own approximately 90% of the combined entity. The merger will be accounted for as a reverse acquisition with the Company as the acquirer for financial reporting purposes. There is no assurance that the merger will be consummated. Also on July 16, 1997 the Company purchased 13,000 shares of Series A convertible preferred stock of Ansan for $1,300,000 which amount was used by Ansan to repay certain debt owed to its principal stockholder. Ansan's assets at June 30, 1997 consisted primarily of cash and short-term investments.

  The following pro forma unaudited financial information gives effect to the merger as if it had occurred at the beginning of the respective periods. A nonrecurring charge of $2,434,000 for in-process research and development which will be recorded by the Company in the historical financial statements upon consummation of the merger has not been considered in the pro forma results.

                                                                     SIX MONTHS
                                                        YEAR ENDED      ENDED
                                                       DECEMBER 31,   JUNE 30,
                                                           1996         1997
                                                       ------------  -----------
     Interest income.................................. $   363,000   $   346,000
                                                       -----------   -----------
     Expenses:
       Research and development.......................   3,921,000     2,884,000
       General and administrative.....................   1,949,000     1,874,000
       Interest.......................................      11,000
                                                       -----------   -----------
         Total expenses...............................   5,881,000     4,758,000
     Minority interest in net loss of subsidiary......       2,000
                                                       -----------   -----------
     Net (loss)....................................... $(5,516,000)  $(4,412,000)
                                                       ===========   ===========
     Net (loss) per common share...................... $      (.83)  $      (.46)
                                                       ===========   ===========